UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2005

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	1-31398	75-2811855
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation or organization)	Number)	Identification No.)

2911 South County Road 1260 Midland, Texas	79706
(Address of Principal Executive Offices)	(Zip Code)

432-563-3974
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
4th Amended & Restated Loan Agreement
Guaranty

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant

     On March 14, 2005, Natural Gas Services Group, Inc. entered into a Fourth Amended and Restated Loan Agreement, dated as of March 14, 2005, with Western National Bank. We entered into the Fourth Amended and Restated Loan Agreement for the purpose of being able to borrow additional funds with which to construct natural gas compressors, refinance certain existing indebtedness and for purchasing vehicles. Under this loan agreement, Western National Bank extended additional credit to us as evidenced by the following two promissory notes:

(1)	Multiple Advance Term Promissory Note, dated March 14, 2005, in the original principal amount of $1,500,000, made by Natural Gas Services Group, Inc., bearing interest at a current rate of 6.50% per annum and maturing on April 1, 2010, the outstanding principal balance of which was $894,931 on March 16, 2005; and

(2)	Multiple Advance Term Promissory Note, dated March 14, 2005, in the original principal amount of $10,000,000, made by Natural Gas Services Group, Inc., bearing interest at a current rate of 6.50% per annum and maturing on April 1, 2011, the outstanding principal balance of which was $200,000 on March 16, 2005.

     The obligations referred to above are in addition to our other financial obligations to Western National Bank, which were incurred prior to entering into the Fourth Amended and Restated Loan Agreement, but which remain outstanding and subject to the terms and conditions of the Fourth Amended and Restated Loan Agreement. These other obligations are evidenced by the following promissory notes:

(1)	Term Promissory Note, dated January 3, 2005, in the original principal amount of $8,000,000, made by Natural Gas Services Group, Inc., bearing interest at a current rate of 6.50% per annum and maturing on January 1, 2012, the outstanding principal balance of which was approximately $7,809,524 on March 16, 2005;

(2)	Revolving Line of Credit Promissory Note, dated January 3, 2005, in the original principal amount of $2,000,000, made by Natural Gas Services Group, Inc., bearing interest at a current rate of 6.50% per annum and maturing on January 1, 2006, the outstanding principal balance of which was approximately $1,983,530 on March 16, 2005;

(3)	Term Promissory Note, dated November 3, 2003, in the original principal amount of $7,521,109, made by Natural Gas Services Group, Inc., bearing interest at a current rate of 6.50% per annum and maturing on September 15, 2007, the outstanding principal balance of which was approximately $2,066,270 on March 16, 2005;

(4)	Advance Term Note, dated November 3, 2003, in the original principal amount of $10,000,000, made by Natural Gas Services Group, Inc., bearing interest at a current rate of 6.50% per annum and maturing on November 15, 2009, the outstanding principal balance of which was approximately $9,399,999 on March 16, 2005;

(5)	Term Promissory Note, dated January 3, 2005, in the original principal amount of $1,415,836, made by Screw Compression Systems, Inc., bearing interest at a current rate of 6.50% per annum and maturing on January 1, 2010, the outstanding principal balance of which was approximately $1,375,698 on March 16, 2005.

     As amended and restated, the loan agreement provides for a combination of term loans, multiple advance term loans and a revolving loan. The revolving loan permits us to borrow, repay and reborrow funds drawn under the Revolving Line of Credit Promissory Note described above.

     Generally, the amounts available for borrowing under each of the “advance” type notes and the revolving line of credit note are subject to a limitation equal to the lesser of (i) the face amount of the applicable note and (ii) a borrowing base amount. The borrowing base amount is based on a percentage of the values of our accounts receivable, lease receivables, equipment, work in process and inventory, less the outstanding principal balances of the other notes. At the end of each month, we provide a borrowing base report to the bank setting forth our calculation of the borrowing base amount. The bank may, but is not obligated to, redetermine the borrowing base in its sole discretion. If the bank does not redetermine the borrowing base, the amount of the borrowing base set forth in the borrowing base report furnished by us to the bank at the end of each month is deemed to be the redetermined borrowing base, until the bank gives notice to us of a new borrowing base. At March 16, 2005, the borrowing base was $23,020,142, and our total outstanding indebtedness under the Fourth Amended and Restated Loan Agreement was approximately $23,729,952.

     If the total outstanding indebtedness under all notes (excluding the Term Promissory Note in the amount of $1,415,836 made by Screw Compression Systems, Inc.) at any time exceeds the borrowing base at such time, we must, within fifteen business days after notice from the bank, first prepay the principal of the revolving line of credit promissory note in an aggregate amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of such prepayment and, to the extent the excess is not eliminated by the prepayment of the revolving line of credit promissory note, we must next prepay the principal of the $10,000,000 Advance Term Note, the $10,000,000.00 Multiple Advance Term Promissory Note, the $1,500,000.00 Multiple Advance Term Promissory Note, the $7,521,109.00 Term Promissory Note, the $8,000,000.00 Term Promissory Note, and the $1,415,836 Term Promissory Note, in that order, in an aggregate amount equal to the remaining unpaid excess amount.

     The maturity date of our outstanding loans may be accelerated by the bank upon the occurrence of an event of default under the loan agreement. Generally, the events of default specified in the loan agreement include:

•	failure to timely pay the interest on and principal of the loans;

•	any representation or warranty being untrue in any material respect;

•	failure to observe or perform any of the covenants contained in the loan documents;

•	default under any material agreement (other than under the loan agreement) involving $50,000 or more;

•	liquidation or reorganization under any insolvency loan;

•	final judgment against us in the amount of $100,000 or more;

•	the occurrence of a change of control;

•	the occurrence of any event that could have a material adverse effect; or

•	the resignation, removal or other departure from office of the President or Chief Executive Office of Natural Gas Services Group, Inc., without a replacement satisfactory to the bank.

     Screw Compression Systems, Inc., a subsidiary of Natural Gas Services Group, Inc., has guaranteed payment of the loans to Natural Gas Services Group, Inc.

     Our indebtedness to the bank is secured by substantially all of our assets.

     In addition to customary affirmative covenants, the Fourth Amended and Restated Loan Agreement contains various restrictive covenants and compliance requirements. Among these restrictions are limitations on our ability to:

•	dispose of assets;

•	incur additional indebtedness;

•	create liens on our assets;

•	enter into specified investments or acquisitions;

•	repurchase, redeem or retire our capital stock or other securities;

•	merge or consolidate, or transfer all or substantially all of our assets and the assets of our subsidiaries;

•	engage in specified transactions and activities; and

•	the Fourth Amended and Restated Loan Agreement also contains restrictions on all retained earnings and net income for payment of cash dividends on our common stock.

The Fourth Amended and Restated Loan Agreement also requires that we have:

•	at the end of each quarter, a current ratio (as defined in the loan agreement) of at least 1.5 to 1.0;

•	at the end of each quarter, a ratio of consolidated cash flow to consolidated fixed charges (as defined in the loan agreement) of at least 1.25 to 1.0;

•	at the end of each quarter, a ratio of consolidated debt to consolidated tangible net worth (as defined in the loan agreement) of not more than 3.0 to 1.0; and

•	at all times, a consolidated tangible net worth (as defined in the loan agreement) of at least $14,500,000.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The Exhibits listed below are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Fourth Amended and Restated Loan Agreement, dated as of March 14, 2005, between Natural Gas Services Group, Inc. and Western National Bank

10.2	Guaranty, dated March 14, 2005, of Screw Compression Systems, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Stephen C. Taylor
Stephen C. Taylor, President

Dated: March 18, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amended and Restated Loan Agreement, dated as of March 14, 2005, between Natural Gas Services Group, Inc. and Western National Bank

10.2	Guaranty, dated March 14, 2005, of Screw Compression Systems, Inc.